     As filed with the Securities and Exchange Commission on June 15, 1998
                                                           Registration no. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ________________
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                              ___________________
                               PHARMACOPEIA, INC.
             (Exact name of registrant as specified in its charter)


          Delaware                                          33-0557266
(State or other jurisdiction of                            (IRS Employer
incorporation or organization)                         Identification Number)

                              ____________________
               101 College Road East, Princeton, New Jersey 08540
                    (Address of principal executive offices)
                              ____________________

                               PHARMACOPEIA, INC.
                           1994 INCENTIVE STOCK PLAN

                       MOLECULAR SIMULATIONS INCORPORATED
                      1988 STOCK OPTION AND PURCHASE PLAN
                           1996 EQUITY INCENTIVE PLAN

                              POLYGEN CORPORATION
                        1986 INCENTIVE STOCK OPTION PLAN
                 1986 INCENTIVE STOCK OPTION PLAN (CALIFORNIA)
                      1986 SUPPLEMENTAL STOCK OPTION PLAN
                1986 SUPPLEMENTAL STOCK OPTION PLAN (CALIFORNIA)

                           (FULL TITLE OF THE PLANS)
                              ____________________


                              MR. LEWIS J. SHUSTER
  EXECUTIVE VICE PRESIDENT, CORPORATE DEVELOPMENT, CHIEF FINANCIAL OFFICER AND
                                   SECRETARY
                               PHARMACOPEIA, INC.
 101 COLLEGE ROAD EAST, PRINCETON, NEW JERSEY 08540, TELEPHONE: (609) 452-3600 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                               _________________

                                    Copy to:
                             JAMES J. MARINO, ESQ.
                            Dechert Price & Rhoads
                    997 Lenox Drive, Building 3, Suite 210
                        Lawrenceville, New Jersey 08648
                                (609) 520-3200

                             ______________________
                        CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                       Amount             Proposed         Proposed Maximum
           TITLE OF                    to be          Maximum Offering    Aggregate Offering        Amount of
 Securities to be Registered         Registered        Price Per Share          Price           Registration Fee
==================================================================================================================
Common Stock, par value
 $.0001  per share                    1,000,000             $16.81(1)         $16,810,000(1)        $4,958.95
------------------------------------------------------------------------------------------------------------------
Common Stock, par value
 $.0001  per share                    1,629,039             $2.51(2)          $ 4,088,888(2)        $1,206.22
==================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with paragraph (h) of Rule 457 of the Securities Act of 1993, as amended, on the basis of the average of the high and low prices of the Common Stock of Pharmacopeia, Inc. reported on the Nasdaq National Market on June 12, 1998.

(2) Calculated, in accordance with paragraph (h) of Rule 457 of the Securities Act of 1933, as amended, based on the $2.51 average weighted price at which options may be exercised.
                               _________________

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents by Reference.
         -----------------------------------------------

          The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:
                 ----------

          (a) The Annual Report on Form 10-K, as amended, of Pharmacopeia, Inc. (the "Registrant") for the year ended December 31, 1997.
      ----------

          (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.

          (c) The Registrant's Current Report on Form 8-K filed February 5,
1998.

          (d) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934 (the "Exchange Act") since the end of the
                                          ------------
fiscal year covered by the Registrant's latest Annual Report on Form 10-K.

          (e) The Registrant's earlier Registration Statements on Form S-8 (No. 33-80341 and No. 333-20883) relating to the Pharmacopeia, Inc. 1994 Incentive Stock Plan. On June 12, 1998, the stockholders of the Registrant approved an amendment to the 1994 Incentive Plan increasing the number of shares authorized for issuance thereunder to 2,750,000.

          (f) The description of the Registrant's Common Stock set forth in the Registrant's Registration Statements filed pursuant to Section 12 of the Exchange Act and any amendments or reports filed for the purpose of updating such description.

          All documents filed by the Registrant after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference into this Registration Statement will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or any other subsequently cited document which also is or is deemed to be incorporated by reference into this Registration Statement modifies or supersedes that statement.

Item 4.  Description of Securities.
         -------------------------

         Not Applicable.


Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

         Not Applicable.

Item 6.  Indemnification of Officers and Directors.
         -----------------------------------------

          Section 145 ("Section 145") of the Delaware General Corporation Law
                        -----------
(the "DGCL") provides generally and in pertinent part that a Delaware
      ----
corporation may indemnify its directors, officers, employees and agents against expenses (including attorneys' fees), judgments, fines and settlements actually and reasonably incurred by them in connection with any civil, criminal, administrative or investigative action, suit or proceeding (except actions by or in the right of the corporation), if, they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal suit or proceeding, they had no reasonable cause to believe their conduct was unlawful. Section 145 further provides that, in connection with the defense or settlement of any action by or in the right of the corporation, a Delaware corporation may indemnify its directors, officers, employees and agents against expenses actually and reasonably incurred by them if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, absent a determination by a court that such indemnity is proper. Section 145 further permits a Delaware corporation to grant its directors, officers, employees and agents additional rights of indemnification through bylaw provisions and otherwise.

     Section 145 further permits a Delaware corporation to purchase and maintain insurance on behalf of any persons who are or were directors, officers, employees or agents of the corporation, or are or were serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against them and incurred by them in any such capacity, or arising out of their status as such, whether or not the corporation would have the power to indemnify them against such liability under the other provisions of
Section 145.

     Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) or (iv) for any transaction from which the director derived an improper personal benefit.

     The Restated Certificate of Incorporation of the Registrant provides for the indemnification of its directors and officers to the fullest extent provided by the DGCL. The Restated Certificate of Incorporation further states that the Registrant may, in the sole discretion of its Board of Directors, indemnify any other person to the extent the Board of Directors deems advisable, as permitted by Section 145. The Registrant's By-laws provide that the Registrant shall indemnify its directors, officers, employees and agents, subject to certain exceptions regarding such persons' standard of conduct.

     In addition, Article IX, Section (b) of the Registrant's Restated Certificate of Incorporation provides, in part, as follows:

               "No person shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that the foregoing shall not eliminate or
                    --------  -------
          limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit."

     In addition, the Registrant's By-laws provide that it has the power to purchase liability insurance policies covering its directors, officers, employees and agents, whether or not the Registrant would have the power to indemnify such person under the DGCL. The Registrant currently maintains such insurance.


Item 7.  Exemption from Registration Claimed.
         -----------------------------------

         Not Applicable.


Item 8.  Exhibits.
         --------

       Exhibit 4.1  Restated Certificate of Incorporation of the Registrant. (1)

       Exhibit 4.2  By-laws of the Registrant, as amended. (2)

       Exhibit 5    Legal Opinion of Dechert Price & Rhoads.

       Exhibit 23.1 Consent of Dechert Price & Rhoads (Included in Exhibit 5).

       Exhibit 23.2 Consent of Ernst & Young LLP.

       Exhibit 24 Power of Attorney (included on the signature pages of the Registration Statement).


-----------------------------
(1) Filed as Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996 (Commission File No. 0-27188) and incorporated herein by reference.
(2) Filed as Exhibit 3.3 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996 (Commission File No. 0-27188) and incorporated herein by reference.

Item 9.  Undertakings.
         ------------

     (1) The undersigned registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement:

                    Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii)
                    --------  -------
               immediately above do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the undersigned registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Princeton, State of New Jersey, on this 12th day of June, 1998.

                                      PHARMACOPEIA, INC.

                                      By: /s/ Joseph A. Mollica, Ph.D.
                                         -----------------------------
                                         Joseph A. Mollica, Ph.D.
                                         Chairman of the Board of Directors,
                                         President and Chief Executive Officer



                               POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph A. Mollica and Lewis J. Shuster, jointly and severally as his or her attorneys-in-fact, each with full power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that either of said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                Title                        Date
-------------------------    -----------------------------  --------------------

/s/ Joseph A. Mollica, Ph.D.  Chairman of the Board of       June 12, 1998
----------------------------  Directors, President and
Joseph A. Mollica, Ph.D.      Chief Executive Officer
                              (Principal Executive Officer)

/s/ Lewis J. Shuster          Executive Vice President,      June 12, 1998
-----------------------       Corporate Development,
Lewis J. Shuster              Chief Financial Officer and
                              Secretary (Principal Financial
                              and Accounting Officer)




Signature                               Title         Date
----------------------------            ---------     ----------

/s/ Frank Baldino, Jr., Ph.D.           Director       June 12, 1998
-----------------------------
Frank Baldino, Jr., Ph.D.

                                        Director       June __, 1998
-----------------------------
Paul A. Bartlett, Ph.D.

/s/ C. Peter W. Booth                   Director       June 12, 1998
-----------------------------
C. Peter W. Booth

/s/ Gary E. Costley, Ph.D.              Director       June 12, 1998
-----------------------------
Gary E. Costley, Ph.D.

/s/ Edith W. Martin, Ph.D.              Director       June 12, 1998
-----------------------------
Edith W. Martin, Ph.D.

/s/ Charles A. Sanders, M.D.            Director       June 12, 1998
-----------------------------
Charles A. Sanders, M.D.

/s/ Michael J. Savage                   Director       June 12, 1998
-----------------------------
Michael J. Savage


                                 Exhibit Index
                                 -------------

  Exhibit 4.1  Restated Certificate of Incorporation of the Registrant. (1)

  Exhibit 4.2  By-laws of the Registrant, as amended. (2)

  Exhibit 5    Legal Opinion of Dechert Price & Rhoads.

  Exhibit 23.1 Consent of Dechert Price & Rhoads (Included in Exhibit 5).

  Exhibit 23.2 Consent of Ernst & Young LLP.

  Exhibit 24 Power of Attorney (included on the signature pages of the Registration Statement).

-----------------------------
(1) Filed as Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996 (Commission File No. 0-27188) and incorporated herein by reference.
(2) Filed as Exhibit 3.3 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996 (Commission File No. 0-27188) and incorporated herein by reference.